                                                                   EXHIBIT 10(i)




                             EMPLOYMENT AGREEMENT


               AGREEMENT dated as of the 6th day of January, 1995 by and between NOVACARE, INC., a Delaware corporation (the "Company"), and DARYL A. DIXON (the "Executive").

                             W I T N E S S E T H :

               WHEREAS, the Executive has heretofore been employed in the Contract Services Division of the Company, and the Company wishes to continue to retain the Executive and the Executive wishes to continue to serve the Company, upon the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

               1.     EMPLOYMENT, TERM, AUTOMATIC EXTENSION.

               1.1 Employment. The Company agrees to employ the Executive, and the Executive agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the positions and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

               1.2 Term. The term of the Executive's employment under this Agreement shall commence on the date hereof and shall terminate on the fifth anniversary of the date hereof, unless extended or sooner terminated in accordance with this Agreement.

               1.3 Automatic Extension. As of the fourth anniversary hereof, and as of each subsequent anniversary (each, an "Automatic Renewal Date"), unless either party shall have given a notice of non-extension prior to such Automatic Renewal Date, the term of this Agreement shall be extended automatically for a period of one year to the anniversary of the expiration date of the then current term of this Agreement. Once a notice of non-extension shall have been given by either party, there shall be no further automatic extension of this Agreement.

               2.     POSITION, DUTIES.

               The Executive shall serve the Company in the position of President and General Manager - Contract Services Division. The Executive shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said position, as shall be assigned to him from time to time by the Chief Executive Officer, the Chief Operating Officer and the Board of Directors of the Company. The Executive shall report to the Chief Operating Officer of the Company. The Executive shall devote his full business time and attention to the performance of his duties and responsibilities hereunder.

               3.     SALARY, INCENTIVE BONUS, STOCK OPTIONS.

               3.1 Salary. During the term of this Agreement, in consideration of the performance by the Executive of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay to the Executive, and the Executive shall accept, a base salary at the rate of $300,000 per annum, payable in accordance with the standard payroll practices of the Company. The Executive shall be entitled to such increases in base salary, commencing January 1, 1996 and thereafter during the term hereof, as shall be determined by the Chief Operating Officer and approved by the Compensation Committee of the Board of Directors of the Company in their sole discretion, taking account of the performance of the Contract Services Division, the Company and the Executive, and other factors generally considered relevant to the salaries of officers holding similar positions with enterprises comparable to the Company. In no event shall the base salary of the Executive be decreased during the term of this Agreement.

               3.2 Bonus. (a) In addition to the base salary provided for in
Section 3.1, the Executive shall have a bonus opportunity of fifty percent (50%) of his base salary (the "Target Bonus") with respect to each fiscal year of the Company ending during the term of this Agreement, as determined by the Contract Services Division Executive Compensation Plan (the "Plan"). The determination as to the amount, if any, of the bonus which the Executive has earned shall be in the sole discretion of the Company, based on the success of the Executive in meeting annual objectives under the Plan; provided, however, that for the 1995 and 1996 fiscal years of the Company, the Executive shall be entitled to a guaranteed bonus in an amount equal to sixty percent (60%) of the Target Bonus for the applicable fiscal year. The bonus shall be payable upon or within a reasonable period of time after the receipt of the Company's audited financial statements for the applicable fiscal year in accordance with the Company's normal practices.

               (b) In the event of the termination of employment of the Executive pursuant to Section 6.1 (Death), 6.2 (Disability), Section 6.4 (Without Cause) or 6.5 (Voluntary Termination) of this agreement, the Executive (or his estate or other legal representative) shall be entitled to a bonus for the fiscal year in which such termination takes place in an amount equal to the product of (i) the bonus or guaranteed bonus for such fiscal year determined pursuant to Section 3.2, multiplied by (ii) a fraction, the numerator of which is the number of days from the beginning of such fiscal year to the date of termination, and the denominator of which is 365. In the event of the termination of employment of the Executive pursuant to Section 6.3 (Due Cause) of this Agreement, the Executive shall not be entitled to a bonus for the fiscal year of the Company in which such termination takes place. The Executive shall not be entitled to a bonus for any fiscal year of the Company subsequent to the fiscal year in which the termination of his employment takes place.

               3.3 Stock Options. As of the date (the "Grant Date") of the meeting of the Compensation Committee of the Board of Directors next following the execution of this Agreement, the Company shall grant to the Executive incentive stock options to purchase 25,000 shares of the Company's common stock, par value $.01 per share ("Options"), at an exercise price per share equal to the market value of the Company's common stock on the Grant Date. The Options shall:

                               (i)  have a term of ten (10) years from the
Grant Date;

                              (ii)  become exercisable as to 20% of the shares
covered thereby on the first anniversary of the Grant Date, as to an additional 20% of such shares on each of the next three anniversaries of the Grant Date and as to the final 20% of such shares on a date thirty (30) days prior to the fifth anniversary of this agreement;

                             (iii)  become exercisable in full upon a Change in
Control of the Company (as hereinafter defined), whether or not the employment of the Executive shall be terminated.

The Options shall be granted under the 1986 Stock Option Plan of the Company and shall be evidenced by a Stock Option Certificate embodying the foregoing terms and other terms and conditions of such Stock Option Plan not inconsistent with the foregoing terms. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:

                             (A)  a "person" (meaning an individual, a
partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Executive or a group including the Executive), either (i) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office or (ii) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

                             (B)  Continuing Directors shall for any reason
cease to constitute a majority of the Board of Directors of the Company; or

                             (C)  all or substantially all of the business
and/or assets of the Company is disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise.

               For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

               4.     EXPENSE REIMBURSEMENT.

               During the term of this Agreement, the Company shall reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies.

               5.     BENEFITS.

               5.1 Benefit Plans. During the term of this Agreement, the Executive will be eligible to participate in all employee benefit plans and programs (including, without limitation Supplemental Benefits Plan, 401(k) Plan, group life, disability, hospitalization, surgical and major medical insurance plans of the Company) offered by the Company from time to time to its senior executive officers, subject to the provisions of such plans and programs as in effect from time to time.

               5.2 Vacation. The Executive shall be entitled to four (4) weeks vacation per annum.

               5.3 Professional Licensure & Association Dues. During the term of this Agreement, the Company shall pay the Executive's professional licensure and association dues and costs associated with continuing education credits including travel and living expenses.

               5.4 Loan. (a) The Company agrees to make a loan to the Executive in the principal amount of $450,000. Such loan shall be made promptly following the execution of this Agreement, shall bear no interest, and shall be payable in equal annual installments of $90,000 over five years and in full on the fifth anniversary of the date hereof. The loan shall be evidenced by a Promissory Note to be executed by the Executive embodying the foregoing terms and other standard terms and conditions. Notwithstanding the foregoing, $90,000 of the principal amount of such loan shall be forgiven on each anniversary of the date hereof (beginning on the first anniversary) that the Executive is employed by the Company until the fifth anniversary hereof (when the full amount of the loan will have been forgiven).

                      (b) On the first business day of 1996, 1997, 1998, 1999, 2000 and 2001, the Company shall pay to the Executive the Additional Payment set forth in the second column of Schedule A attached hereto opposite such year, in reimbursement of a portion (equal to such Additional Payment) of the additional federal, state and local income, health insurance and other taxes to which it is projected he will become subject as a result of the interest-free loan from the Company referred to in this Section 5.4. In the event of the termination of the Executive's employment pursuant to Section 6.1 (Death) or Section 6.2 (Disability), a pro rata portion of the Additional Payment applicable to the calendar year during which termination occurred shall become due and payable thirty (30) days after the date of termination. In the event of termination of the Executive's employment pursuant to Section 6.4 (Without Cause) the Company shall continue to pay Additional Payments pursuant to Schedule A.

               6.     TERMINATION OF EMPLOYMENT.

               6.1 Death. In the event of the death of the Executive, the Company shall pay to the estate or other legal representative of the Executive the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of the Executive's death and not theretofore paid to the Executive. Any unpaid balance of the loan referred to in Section 5.4 shall be forgiven on the date of termination of employment. Rights and benefits of the estate or other legal representative of the Executive (a) with respect to stock options shall be determined in accordance with the applicable option grant and
(b) under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Executive nor the Company shall have any further rights or obligations under this Agreement.

               6.2 Disability. If the Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be entitled to payment of benefits under the Company's Supplemental Benefits Plan disability provision, the employment of the Executive hereunder may be terminated by the Company or the Executive. In the event of such termination, the Company shall pay to the Executive the difference between disability income and the base salary then in effect for twenty-four (24) months following termination. Any unpaid balance of the loan referred to in Section 5.4 shall be forgiven on the date of termination of employment. Rights and benefits of the Executive (a) with respect to stock options shall be determined in accordance with the applicable option grant and
(b) under the other benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

               6.3 Due Cause. The employment of the Executive hereunder may be terminated by the Company at any time for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Executive the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Executive. Any unpaid balance of the loan referred to in Section 5.4 shall be paid by the Executive to the Company within sixty (60) days after the date of termination of employment. Rights and benefits of the Executive or his transferee (a) with respect to stock options shall be determined in accordance with the applicable option grant and (b) under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall include (a) the Executive's willful and continuing failure to discharge his duties and responsibilities under this Agreement or (b) any material act of dishonesty involving the Company or (c) conviction of (i) a felony or (ii) any crime or offense involving moral turpitude. After the satisfaction of any claim of the Company against the Executive incidental to such Due Cause, neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

               6.4 Termination by the Company Without Cause. The Company may terminate the Executive's employment at any time for whatever reason it deems appropriate or without reason; provided, however, that in the event that such termination is not pursuant to Section 6.1 (Death), 6.2 (Disability), 6.3 (Due Cause) or 6.5 (Voluntary Termination), the Company shall pay to the Executive severance pay in the form of salary continuation for a period of two (2) years commencing on the date of termination, at a rate equal to the base salary provided for in Section 3.1 (at the annual rate then in effect). The Executive shall be under no obligation to seek other employment and shall be under no obligation to offset any amounts earned from such other employment (whether as an employee, a consultant or otherwise) against such payments. During the two
(2) year severance pay period referred to in this Section 6.4, the Company shall continue to carry the group life, disability, Supplemental

Benefits Plan (excluding Company match payable during severance period), hospitalization, surgical and major medical insurance coverage for the Executive which were being provided to the Executive immediately prior to the termination of his employment (or such other benefits as shall be provided to senior executives of the Company in lieu of such benefits from time to time during such two (2) year period) on the same basis, including Company payment of premiums and Company contributions, as such benefits are provided to other senior executives of the Company. Any unpaid balance of the loan referred to in Section
5.4 shall continue to be forgiven by the Company in installments as provided in
Section 5.4 (but without regard to the requirement that the Executive be employed by the Company). Rights and benefits of the Executive or his transferee
(a) with respect to stock options shall be determined in accordance with the applicable option grant and (b) under the other benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

               6.5 Voluntary Termination. The Executive may terminate his employment with the Company at any time upon thirty (30) days' prior written notice to the Company. In the event of such termination, the Company shall pay to the Executive the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Executive. Any unpaid balance of the loan referred to in Section 5.4 shall be paid by the Executive to the Company within sixty (60) days after the date of termination of employment. Rights and benefits of the Executive or his transferee (a) with respect to stock options shall be determined in accordance with the applicable stock option grant and (b) under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

               7.     CONFIDENTIAL INFORMATION.

               7.1 Nondisclosure. The Executive shall, during the term of this Agreement and at all times thereafter, treat as confidential and, except as required in the performance of his duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential information (as hereinafter defined).

               7.2 Confidential Information Defined. For the purposes hereof, the term "confidential information" shall mean all information acquired by the Executive in the course of the

Executive's employment with the Company in any way concerning the products, projects, activities, business or affairs of the Company or the Company's customers, including, without limitation, all information concerning trade secrets and the products or projects of the Company and/or any improvements therein, all sales and financial information concerning the Company, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which is furnished to the Executive by the Company or any of its agents or customers, as such; provided, however, that the term "confidential information" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Executive, (b) was available to the Executive on a non-confidential basis prior to his employment with the Company or (c) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its agents or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.

               8.     INTERFERENCE WITH THE COMPANY.

               8.1 Restrictions. The Executive acknowledges that the services to be rendered by him to the Company are of a special and unique character. In order to induce the Company to enter into this Agreement, and in consideration of his employment hereunder, the Executive agrees, for the benefit of the Company, that he will not, during the period of his employment with the Company and thereafter, for the Applicable Period (as hereinafter defined) commencing on the date of termination of his employment with the Company:

                      (a) engage, directly or indirectly, (x) whether as principal, consultant, employee, partner, agent, stockholder, limited partner or other investor (other than an investment of (i) not more than five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) not more than five percent (5%) of the ownership interest of any partnership or other entity) or otherwise, within the United States of America, with any firm or person in any activity or business venture which is in competition with any line or lines of business being conducted by the Company or any subsidiary of the Company at the date of termination of the Executive's employment with the Company, accounting for ten percent (10%) or more of the Company's consolidated gross sales, revenues or earnings before taxes for the fiscal year ended immediately prior to the conduct in question ("Competing Business"), except that, as to any entity whose business is diversified and that has derived during each of the preceding three calendar years less than fifty percent (50%) of its revenues from Competing Business, the Executive may so engage in that part of the business that is not Competing Business, provided that the Company, prior to the Executive's having accepted such engagement, shall receive separate written assurances satisfactory to the Company from such entity and from the Executive that the Executive will not render services directly or indirectly to the part(s) of the entity engaged in Competing Business or (y) as a principal, consultant, employee, partner, agent, stockholder, limited partner or other investor of or with Manor Care, Inc. (the "Competition Restriction); or

                      (b) solicit or entice or endeavor to solicit or entice away from the Company any person who was an "officer" (as such term is used in Rule 16a-1 under Section 16 of the Securities Exchange Act of 1934) of the Company, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company (the "Solicitation Restriction"); or

                      (c) employ, directly or indirectly, any person who was an officer (as defined above) of the Company at any time during the one year period ending on the date of termination of the Executive's employment with the Company, except that this restriction shall not apply in the case of any person whose employment shall have been terminated by the Company (the "Hiring Restriction").

               8.2 Time Periods. As used in this Section 8, the term "Applicable Period" shall mean:

                      (a) twelve (12) months in the case of a termination of employment pursuant to Section 6.3 (Due Cause) or Section 6.5 (Voluntary Termination);

                      (b) twenty-four (24) months as to the Competition and Solicitation Restrictions and twelve (12) months as to the Hiring Restriction in the case of a termination of employment pursuant to Section 6.4 (Without Due Cause) or in the case of a termination of employment upon or following expiration of the term of this Agreement; and

                      (c) twenty-four (24) months as to the Competition and Solicitation Restrictions and twelve (12) months as to the Hiring Restriction in the case of a termination pursuant to Section 6.2 (Disability), but only if the Company gives notice to the Executive within thirty (30) days of the date of termination of employment of its intention to enforce such restrictions against the Executive, and subject to the Company's continued payment to the Executive during such twenty-four (24) month period of the base salary provided for in Section 3.1 (at the annual rate in effect at the date of termination).

               8.3 Payment in the Event of Breach. In the event that the Executive shall breach the Competition Restriction referred to in Section 8.1(a)(y) (relating to Manor Care, Inc.), the Executive shall repay to the Company on demand an amount equal to the sum of (i) the unpaid balance of the loan referred to in Section 5.4, plus (ii) the amount of the loan theretofore forgiven by the Company pursuant to Section 5.4, plus (iii) the amount theretofore paid to the Executive by the Company pursuant to Section 5.4(b). The Executive acknowledges and agrees that the loan, forgiveness of the loan and payments to be made to him, all as provided in Section 5.4, are made by the Company in consideration of the agreement by the Executive to the Competition Restriction referred to in Section 8.1(a)(y) (relating to Manor Care, Inc.) and, accordingly, that the payment to be made by him to the Company pursuant to this
Section 8.3 in the event of the breach of such covenant by the Executive is fair and reasonable. Further, it is understood and agreed that the foregoing payment shall be in addition to, and not in lieu of, any other right or remedy which the Company may have at law or in equity against the Executive in the event of breach of such covenant.


               9.     EQUITABLE RELIEF.

               In the event of a breach or threatened breach by the Executive of any of the provisions of Sections 7 or 8 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Executive from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Executive under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

               10.    SUCCESSORS AND ASSIGNS.

               10.1 Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

               10.2 Assignment by the Executive. The Executive may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Executive from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive (in the event of his incompetency) or the Executive's estate.

               11.    GOVERNING LAW.

               This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts to be performed entirely within such state. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

               12.    ENTIRE AGREEMENT.

               This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

               13.    AMENDMENT, MODIFICATION, WAIVER.

               No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company other than the Executive. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

               14.    ARBITRATION.

               Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in Section 9, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award shall include attorneys' fees and costs to the prevailing party.

               15.    NOTICES.

               Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

               If to the Company:

                      NovaCare, Inc.
                      1016 West Ninth Avenue
                      King of Prussia, Pennsylvania  19406
                      Attention:  Chief Operating Officer

               If to the Executive:

                      Daryl A. Dixon
                      6 Trotter Way
                      Collegeville, PA  19426

               16.    SEVERABILITY.

               Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

               17.    WITHHOLDING.

               Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

               18.    SURVIVORSHIP.

               The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

               19.    TITLES.

               Titles of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.


                      *               *               *

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            NOVACARE, INC.



                                            By  /s/ TIMOTHY E. FOSTER
                                               --------------------------
                                                  Timothy E. Foster
                                                 President and Chief
                                                  Operating Officer



                                                   /s/ DARYL A. DIXON
                                            ------------------------------
                                                      Daryl A. Dixon

                                          SCHEDULE A








                        Year                       Additional Payment
                        ----                       ------------------
                        1996                           $8,741.25
                        1997                            6,993.00
                        1998                            5,244.75
                        1999                            3,496.50
                        2000                            1,748.25

        PROMISSORY NOTE


$450,000                                                        January 6, 1995


               FOR VALUE RECEIVED, the undersigned, DARYL A. DIXON (the "Borrower"), hereby promises to pay to NOVACARE, INC., a Delaware corporation (the "Lender"), the principal sum of Four Hundred Fifty Thousand Dollars ($450,000), without interest. Principal shall be payable in five equal annual installments of $90,000 on January 6 of each year beginning January 6, 1996 and ending January 6, 2000. Any principal that is not paid when due (whether at the stated maturity, by acceleration or otherwise) shall thereafter bear interest at the rate of seven percent (7%) per annum until paid in full.

               All payments hereunder shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the offices of the Lender, 1016 West Ninth Avenue, King of Prussia, Pennsylvania 19406 (or at such other office as the Lender may from time to time designate by notice to the Borrower).

               Section 1.  Prepayment.

               1.1 Optional. This Promissory Note may be prepaid in full or in part, at any time and without notice, at the option of the Borrower, without charge, premium or penalty therefor.

               1.2 Mandatory. This Promissory Note shall be prepaid within sixty
(60) days after termination of the employment of the Borrower with the Lender.

               Section 2.  Events of Default, Etc.

               2.1 Events of Default. If any one or more of the following events ("Events of Default") shall happen:

               (a) default shall be made by the Borrower in the payment of principal or interest under this Promissory Note when and as the same shall become due and payable; or

               (b) default shall be made by the Borrower in the due performance or observation of any other covenant, agreement or provision contained in this Promissory Note to be performed or observed by the Borrower, or a breach shall exist in any representation or warranty by the Borrower contained herein and such default or breach shall continue for a period of ten (10) days after notice to the Borrower with respect thereto; or

               (c) the Borrower shall:

                   (i) admit in writing his inability to pay his debts generally as they become due;

                  (ii) file a petition in bankruptcy under the bankruptcy laws of the United States or any other jurisdiction (as such laws are now or in the future amended) or any admission seeking the relief therein provided;

                 (iii) make an assignment for the benefit of his creditors;

                  (iv) consent to the appointment of a receiver or trustee for all or a substantial part of his property or to the filing of a petition against him under said bankruptcy laws; or

                   (v)       be adjudicated a bankrupt; or

               (d) a proceeding shall have been instituted seeking a decree or order for relief in respect of the Borrower in an involuntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of his property and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) days or such court shall enter a decree or order granting the relief sought in such proceeding; or

               (e) a court of competent jurisdiction shall assume custody of or sequester all or substantially all the property of the Borrower; or

               (f) an attachment shall be made on any substantial part of the property of the Borrower;

then in each and every case the Lender may (unless every such Event of Default shall have been made good and cured) by notice in writing to the Borrower declare the unpaid principal of this Promissory Note to be forthwith due and payable and thereupon such principal together with interest accrued to the date of payment shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided that in the case of an Event of Default specified in subsections (c),
(d), (e) or (f) above, no notice to the Borrower shall be required and upon the occurrence of such Event of Default the unpaid principal of this Promissory Note together with interest accrued to the date of payment shall become immediately due and payable.

               2.2 Collection Costs. The Borrower covenants that if default be made in any payment on this Promissory Note, the Borrower will pay to the Lender such further amount, to the extent lawful, as shall be sufficient to cover the cost and expense of collection, including reasonable compensation to counsel of the Lender for all services rendered in that connection.

               2.3 Cumulative Powers. All powers and remedies given hereunder to the Lender shall, to the extent permitted by law, be deemed cumulative and shall not be exclusive of any other powers and remedies available to the Lender hereunder, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Promissory Note, and every power and remedy given hereunder or by law to the Lender may be exercised from time to time, and as often as shall be deemed expedient by the Lender.

Section 3.  Miscellaneous.

               3.1 No Waiver. No waiver by the Lender of any breach hereof or default hereunder shall be deemed a waiver of any preceding or succeeding breach or default and no failure of the Lender to exercise any right or privilege hereunder shall be deemed a waiver of the Lender's rights to exercise the same or any other right or privilege at any subsequent time or times.

               3.2. Notice. Each notice or communication required or permitted hereunder shall be deemed validly given and received if delivered personally or if sent by registered or certified mail, return receipt requested, addressed as follows:

               (a)    If to the Lender:

                      1016 West Ninth Avenue
                      King of Prussia, Pennsylvania 19406

               (b)    If to the Borrower:

                      6 Trotter Way
                      Collegeville, PA  19426

or to such other address as the party to whom notice is to be given may subsequently designate by like notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon receipt, if delivered personally, or upon mailing, if given by registered or certified mail, return receipt requested.

               3.3 Waiver of Presentment and Notice of Dishonor. The Borrower and all endorsers, guarantors and any other parties that may be liable under this Promissory Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Promissory Note.

               3.4. Binding Effect. This Promissory Note shall be binding upon the Borrower and his heirs, personal representatives, successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

               3.5. Governing Law. This Promissory Note shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of law thereof.

               3.6. Contemporaneous Agreement. This Note is being delivered in conjunction with a certain Employment Agreement dated this date between Lender and Borrower and is subject to certain terms and conditions set forth in the Employment Agreement.

               3.7. Headings. The headings of the Sections and subparagraphs of this Promissory Note are inserted for convenience only and shall not constitute a part hereof.

               IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Promissory Note as of the date first above written.


                                                  /s/ DARYL A. DIXON
                                           -----------------------------------
                                                     Daryl A. Dixon